EXHIBIT 23.2

(CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)


Consent of Counsel

The consent of Henry T. Meyer, Esq. is included in his opinion filed as Exhibit 5 to this Registration Statement.